Exhibit 99.2

FORM OF AMENDMENT
OF
OFFICEMAX INCORPORATED EXECUTIVE SAVINGS DEFERRAL PLAN

WHEREAS, OfficeMax, Inc. (the “Company”) maintains the OfficeMax Incorporated Executive Savings Deferral Plan (Effective as of January 1, 2005) (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue of the amendment power reserved under the Plan and delegated to the Executive Compensation Committee, the Plan is hereby amended in the following particulars:

1.             Effective as of January 1, 2005, by adding the following paragraph after the final paragraph of the Forward of the Plan:

“Amounts deferred under the Plan on and after the Effective Date are subject to the provisions of Section 409A of the Code; accordingly, as applied to those amounts, the Plan shall at all times be interpreted and administered so that it is consistent with such Code Section notwithstanding any provision of the Plan to the contrary.”

2.             Effective January 1, 2006, by substituting the following sentence for the final sentence of Section 1.1 of the Plan:

“A Participant’s or beneficiary’s Account shall consist of a Supplemental Salary Deferral Contributions Subaccount(s), a Supplemental Company Matching Contributions Subaccount(s) and, where applicable, an Employer Deferral Account.”

3.             Effective as of January 1, 2005, by adding the following sentence at the end of Section 1.18 of the Plan:

“If an employee is a Key Employee as of any December 31st, the person is treated as a Key Employee for the 12-month period beginning on the April 1st following that December 31st.”

4.             Effective January 1, 2006, by renumbering the existing Section 1.29 of the Plan as Section 1.30 and adding the following new Section 1.29 to the Plan immediately following Section 1.28 thereof:

“1.29                       UNFORESEEABLE FINANCIAL EMERGENCY means a severe financial hardship to the Participant resulting from (a) an illness or accident of the Participant or of a dependent of the Participant; (b) loss of the Participant’s property due to casualty; or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Committee.”

5.             Effective as of January 1, 2005, by substituting the following for the second sentence of subparagraph 3.2(a) of the Plan:

“(a)         With respect to Salary Deferral Contribution, the date specified by the Committee generally may be no later than the end of the calendar year preceding the Plan Year in which the Salary is anticipated to be paid.  With respect to deferrals of a Participant’s Bonus, the date specified by the Committee generally may be no later than the end of the calendar year preceding the beginning of the measurement period for such Bonus; provided, however, that if the Committee determines that such Bonus qualifies as ‘performance-based compensation’ (as defined in Code Section 409A(4)(B)(iii) and regulations thereunder), such deferral election may be made no later than 6 months before the end of the measurement period.  Notwithstanding anything above to the contrary, in the first year in which an Eligible Employee becomes eligible to participate in the Plan, such Participant may make a deferral election within 30 days after the date the Participant first become eligible to participate; provided, however, that such election may only apply to compensation with respect to services to be performed subsequent to the election (with bonuses prorated to the extent necessary to comply with regulations issued under Code Section 409A). The Committee, in its complete discretion, may modify the general rules set forth above as permitted by IRS Notice 2005-1 and regulations issued under Code Section 409A.  In particular, with respect to deferrals subject to Code Section 409A that relate all or in part to services performed on or before December 31, 2005, pursuant to Q&A 21 of IRS Notice 2005-1, certain Participants may have been permitted to make deferral elections prior to March 15, 2005 with respect to compensation that had not been paid or become payable at the time of the election.”

6.             Effective January 1, 2006, by substituting the following for subparagraph 3.2(b) of the Plan:

“(b)         Elections shall be made in whole percentages. The maximum deferral election for Salary is 50% less (i) the maximum contribution percent applicable to the Participant under the Basic Plan (as determined by the plan administrator for the Basic Plan), and (ii) the deferral percentage the Participant has elected under the Legacy Deferred Compensation Plan, if applicable.  The maximum deferral election for Bonus is 90% less (i) the maximum contribution percent applicable to the participant under the Basic Plan (as determined by the plan administrator for the Basic Plan), and (ii) the deferral percentage the Participant has elected under the Legacy Deferred Compensation Plan, if applicable.”

7.             Effective January 1, 2006, by substituting the following for Section 4.2 of the Plan:

“4.2         MATCH-ELIGIBLE CONTRIBUTIONS.  For purposes of calculating Company Matching Contributions under Section 4.1, ‘Match-Eligible Contributions’ means six percent (6%) of Basic Compensation less (a) the maximum Salary Deferral Contribution percent applicable to the Participant under the Basic Plan (as determined by the plan administrator for the Basic Plan), and (b) the deferral percentage the Participant has elected under the Legacy Deferred Compensation Plan, if applicable.  If the maximum contribution percent applicable to the Participant under the Basic Plan plus the deferral percentage the Participant has elected under the Legacy Deferred Compensation Plan (if applicable) is 6% or greater, no Company Matching Contribution will be made under this Plan.”

8.             Effective January 1, 2006, by deleting the word “Matching” from the title of Article IV of the Plan, and by adding the following new Section 4.3 to the Plan immediately following Section 4.2 thereof:

“4.3         EMPLOYER DEFERRALS.  In addition to Salary Deferral Contributions made pursuant to a Participant’s deferral election under Section 2, and the Company Matching Contributions made pursuant to Section 4.1, the Company may credit an ‘Employer Deferral’ to a Participant’s Account.  An ‘Employer Deferral’ is an amount credited to a Participant’s Account by the Company.  The amount of any Employer Deferral shall be determined by the Committee it its complete discretion.  At the time the Employer Deferral is credited to the Participant’s Account, the Committee shall specify the distribution commencement date and the form of payment for the Employer Deferral.  Once credited to the Participant’s Account, the Employer Deferral shall be treated as any other deferral under the Plan.”

9.             Effective as of January 1, 2005, by substituting the following for Section 8.5 of the Plan:

“8.5.        DISTRIBUTIONS TO KEY EMPLOYEES. Notwithstanding any other provision of the Plan to the contrary, distributions to be made to a Key

Employee upon his retirement or other termination of employment shall not be made before the date that is six (6) months after the Key Employee’s retirement or other separation from service.

8.6.          UNFORESEEABLE FINANCIAL EMERGENCY.  If the Committee or its designee determines that a Participant has incurred an Unforeseeable Financial Emergency, the Participant may withdraw the portion of the balance of his Account needed to satisfy the Unforeseeable Financial Emergency, to the extent that the Unforeseeable Financial Emergency may not be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.  A withdrawal on account of an Unforeseeable Financial Emergency shall be paid as soon as possible following the date on which the withdrawal is approved.  Distributions because of an Unforeseeable Financial Emergency must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).  If the Committee determines that a Participant has an Unforeseeable Financial Emergency (or if the Participant receives a hardship withdrawal under the Basic Plan), then the Participant’s deferral elections then in effect shall be revoked with respect to all amounts not previously deferred.”

10.           Effective as of December 1, 2005, by adding the following new sentence after the final sentence of Section 11.2 of the Plan:

“If a Change in Control occurs, the Plan may not be terminated or amended in any way that adversely affects a Participant’s rights under the Plan for three calendar years after the year in which the Change in Control occurs, except that (a) the investment funds available under the Plan may be changed; and (b) the Plan may be amended as required by applicable law.”

11.           Effective as of January 1, 2005, by adding the attached Appendix A to the Plan.

IN WITNESS WHEREOF, this amendment has been executed by the undersigned.

EXECUTIVE COMPENSATION COMMITTEE

By:
Its
Dated: , 2005

APPENDIX A

TO

OFFICEMAX INCORPORATED

EXECUTIVE SAVINGS DEFERRAL PLAN

Cancellation of Deferral Elections Subject to Code Section 409A

(1)         Pursuant to Q&A 20 of IRS Notice 2005-1, effective any time prior to December 31, 2005, the Committee may offer a Participant an irrevocable election to cancel one or more previous Salary Deferral Contribution elections under the Plan with regard to amounts earned and vested on or after January 1, 2005.

(2)         The Committee shall have complete discretion as to which Participants to offer such a cancellation election.  Participant approved cancellations must be in writing on such forms as the Committee may prescribe, which forms hereby are incorporated by reference into this Appendix A.

(3)         The amounts subject to any elected cancellation shall be included in the relevant Participant’s income in the year they are earned and vested.